Exhibit 23.6

Consent of PRICEWATERHOUSECOOPERS LLP

CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of Franchise Group, Inc. of our report dated May 4, 2020 relating to the financial statements of American Freight Group, Inc., which appears in Franchise Group, Inc.’s Current Report on Form 8-K/A dated May 4, 2020. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/PricewaterhouseCoopers LLP

Columbus, Ohio

May 21, 2020